EXHIBIT 32.1   PATIENT PORTAL TECHNOLOGIES, INC.

Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Kevin Kelly, President, and Director "principal executive officer") of Patient Portal Technologies, Inc. (the "Registrant"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ended March 31, 2008 of the Registrant (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a)[15(d)] of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: 5/14/08	/s/ KEVIN KELLY
Kevin Kelly
President and Director